EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

 AS ADOPTED PURSUANT TO SECTION 906

 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Irina Goldman, the Principal Executive Officer, Treasurer and Principal Financial and Accounting Officer and Director of Maple Tree Kids Inc. (the "Company"), DOES HEREBY CERTIFY that:

1.

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in this 10-K Report fairly presents, in all material respects, the financial condition and results of operation of the Company as of December 31, 2015.

IN WITNESS WHEREOF, the undersigned has executed this statement this 16th day of February, 2016

By:	/s/ Irina Goldman
Name:	Irina Goldman
Title:	President, Treasurer and Secretary
Principal Executive Officer and Principal Financial and Accounting Officer and Director

A signed original of this written statement required by Section 906 has been provided to Maple Tree Kids Inc. and will be retained by Maple Tree Kids Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.b